UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

VeriSign, Inc. (the “Company” or “VeriSign”) today filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission (“SEC”) stating that it is unable to file its Annual Report on Form 10-K for the year ended December 31, 2006 (“Form 10-K”) by the prescribed due date of March 1, 2007. As previously announced, VeriSign has determined that it must restate its historical financial statements for the years 2002-2005 and for the first quarter of 2006 to record additional non-cash, stock-based compensation expense in connection with the review of historical stock option grant practices conducted by an ad hoc group of independent directors. On January 31, 2007, the Company announced that the ad hoc group of independent directors had substantially completed its review of VeriSign’s historical stock option grants. The Company has not completed the audit of its restatement as of the date of this disclosure. The Company will not be able to file its Form 10-K until the restatement audit is completed. The Company intends to file the Form 10-K as promptly as practicable after completion of the restatement audit, but does not expect that such filing will be made by March 16, 2007, the extended deadline.

Nasdaq Proceedings

In a related matter, on January 19, 2007, the company received written notification from the staff of The Nasdaq Stock Market stating that the Nasdaq Listing Qualifications Panel granted the company’s request for continued listing on The Nasdaq Stock Market, subject to the conditions that the company file its Form 10-Q for the quarter ended June 30, 2006, Form 10-Q for the quarter ended September 30, 2006 and any required restatements, by February 12, 2007. On February 7, 2007, the Nasdaq Listing and Hearings Review Council notified the company that, at the company’s request, it had called the January 19, 2007 decision for review and has stayed any future determinations to suspend the company’s securities from trading until the review process runs its course. If the Listing Council determines it is appropriate, it may grant the company additional time to regain compliance with Nasdaq’s filing requirement, until the earlier of 60 days from the date of its decision or 180 days from the Panel’s decision. The Listing Council has not issued a decision in this matter as of the date of this disclosure.

VeriSign will continue to cooperate with the Nasdaq Listing and Hearings Review Council in this matter.

Internal Revenue Code Section 409A Disclosure Update

In a Form 8-K filed on January 4, 2007, the Company reported that certain of the Company’s Section 16 reporting persons elected to increase the exercise price of certain unexercised stock option grants that were subject Section 409A of the Internal Revenue Code (“Section 409A”). Section 409A imposes an additional tax and interest charge on deferred income of individual income taxpayers who were granted stock options that were unvested as of December 31, 2004 and have an exercise price of less than the fair market value of the stock on the date of grant (“Affected Options). This additional tax and interest charge on deferred income is avoided if the taxpayer agrees to adjust the options’ exercise price to reflect the fair market value at the time the option was granted (as such measurement date is determined for financial reporting purposes). For Section 16 reporting persons, Internal Revenue Service rules require that this adjustment in the exercise price be made on or before December 31, 2006 in order to remove the Affected Options from the scope of Section 409A.

The Company’s January 4, 2007 8-K also reported that none of the Company’s current directors holds Affected Options. The Company has determined that two current directors hold Affected Options. Neither director elected to increase the exercise price before December 31, 2006.

The Company intends to file a Form 8-K/A amending the Form 8-K filed on January 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: March 1, 2007	By:	/s/ Paul B. Hudson
Paul B. Hudson
Vice President, Associate General Counsel